UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
February 17, 2011
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12474 (Commission File Number)	74-6411424 (I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On February 23, 2011, the Torch Energy Royalty Trust (“Trust”) issued a press release, which is attached hereto as Exhibit 99.1 and furnished as an exhibit to this Current Report on Form 8-K. In the press release, the Trust announced that it and the derivative unitholder plaintiff reached an agreement in principle with Constellation Energy Partners LLC (“CEP”) to settle certain claims in the litigation, captioned Trust Venture Company, LLC v. Constellation Energy Partners LLC (CV-2008-900751), filed by the derivative plaintiff on the Trust’s behalf in the Circuit Court of Tuscaloosa County, Alabama (the “Settlement”).
     As stated in the press release and the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear, in the form approved by the Court and attached hereto as Exhibit 99.2, subject to the approval of the Court, the derivative plaintiff and the Trust have agreed to settle the claims against CEP in the derivative action, and to enter into mutual, general releases with CEP in return for (i) a payment of one million two hundred thousand United States dollars ($1,200,000) to the derivative plaintiff by Robinson’s Bend Production II (“RBP II”), which is a Delaware limited liability company and an affiliate of CEP, to reimburse the derivative plaintiff for the legal fees and expenses it incurred in prosecuting the derivative action, (ii) an irrevocable bid by RBP II of not less than one million United States dollars ($1,000,000) for its purchase from the Trust of the net overriding royalty interest (“Alabama NORRI”), when such Alabama NORRI is separately offered for sale by the Trust at public auction within 180 days of the effective date of the Settlement, with such bid amount to be deposited by RBP II in a third-party escrow account pending the public auction, and (iii) a third amendment to that certain Water Gathering and Disposal Agreement providing that, for a period of ten years commencing on the first day of the month following the effective date of the settlement, the charges for the gathering, separation, and disposal of water from oil and gas wells located in Tuscaloosa County, Alabama that are owned and operated by RBP II (“Wells”) shall be fifty-three cents ($0.53) per barrel of water. (RBP II currently charges one United States dollar ($1.00) per barrel of water for the gathering, separation, and disposal of such water from the Wells.)
     The Court has set a hearing in the Alabama Circuit Court, Tuscaloosa County, 714 Greensboro Avenue, Tuscaloosa, Alabama 35401, on April 11, 2011, at 2:00 p.m. CDT (the “Settlement Hearing”). At the Settlement Hearing, the Court will determine whether or not (i) to approve the Settlement as memorialized in the proposed Settlement and Release Agreement with CEP, and (ii) to approve an Order ending this derivative action. On February 23, 2011, the Trust sent the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear to the Trust’s unitholders of record as of February 11, 2011, as required by the Settlement.
     This Current Report on Form 8-K (including the Exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.
Limitation on Incorporation by Reference
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Statement Regarding Forward-Looking Statements
     This Current Report on Form 8-K and Exhibit 99.1 and Exhibit 99.2 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Trust’s business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Trust believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Trust may not realize its expectations and its beliefs may not prove correct. These and other risks, uncertainties and assumptions are detailed in the “Risk Factors” section and elsewhere in the documents filed by the Trust with the Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Trust undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 99.1	Torch Energy Royalty Trust Press Release, dated February 23, 2011 (furnished not filed).

Exhibit 99.2	Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear (furnished not filed).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST
By:	Wilmington Trust Company, not in its
individual capacity but solely as Trustee for
the Trust

Date: February 23, 2011	By:	/s/ Bruce L. Bisson
Bruce L. Bisson,
Vice President

(The Trust has no employees, directors or executive officers.)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Torch Energy Royalty Trust Press Release, dated February 23, 2011 (furnished not filed).

Exhibit 99.2	Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear (furnished not filed).